Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Third Amendment”) is entered into as of the 17th day of March, 2018 by and between Atrion Corporation, a Delaware corporation (the “Company”), and Emile A Battat (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive are currently parties to an Amended and Restated Employment Agreement dated as of the August 7, 2006 (the "Amended and Restated Employment Agreement") that was amended by a First Amendment to Amended and Restated Employment Agreement dated as of May 26, 2011 (the “First Amendment”) and by a Second Amendment to Amended and Restated Employment Agreement dated as of May 24, 2016 (the “Second Amendment,” and the Amended and Restated Employment Agreement as amended by the First Amendment and the Second Amendment being herein referred to as the “Employment Agreement”) pursuant to which the Executive is employed by the Company until December 31, 2021; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to (a) change the provision setting forth how much advance notice of non-renewal for any Additional Term (as defined in the Employment Agreement) is to be given, (b) include provisions addressing the Executive’s retirement if it occurs during the Employment Term, and (c) delete the provisions of the Employment Agreement that provide for a Gross-up Payment (as defined in the Employment Agreement) to the Executive in the event any of the payments or benefits provided to the Executive are subject to the excise tax imposed by Section 4999 of the Code.

NOW, THEREFORE, in consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

2. AMENDMENT TO SECTION 2 OF THE EMPLOYMENT AGREEMENT. The third sentence of Section 2 of the Employment Agreement is amended by deleting the reference to “thirty (30) days” and substituting in lieu and instead thereof “six (6) months.”

3. RETIREMENT DURING EMPLOYMENT TERM.

(A) Section 4(c) shall be deleted in its entirety and the following shall be substituted in lieu and instead thereof:

(c) Termination Upon Retirement, Death, or Disability. The Executive's employment shall terminate immediately upon his Retirement (as defined below) or his death. In the event that the Executive becomes subject to a Disability (as defined below), the Executive's employment may be terminated upon thirty (30) days written notice by either party to the other.

(B)  Section 4(d) shall be revised by adding the following as clause (iv):

(iv) Retirement. The term “Retirement” shall mean voluntary termination of employment with the Company and its Subsidiaries after attaining the age of 65.

(C)  Section 4(e)(v) shall be modified by adding the word “Retirement” in the heading thereof so that said Section 4(e)(v) shall state as follows:

(e)(v) Termination upon Retirement, Death, or Disability. In the event the Executive's employment is terminated pursuant to Section 4(c) hereof, the Company shall have no further obligation under Sections 3 and 4 of this Agreement except to pay to the Executive (or his personal representative or guardian) a cash lump sum amount equal to the Accrued Amounts and the Severance Payment, which shall be paid by the Company as soon as practicable after the termination date, but in no event later than ten (10) days after the termination of the Executive's employment. In addition, all stock options and/or equity granted to the Executive shall fully vest and become exercisable upon the termination date. The Company shall also provide the Executive (and/or his spouse and dependents as applicable) with the One Year Medical Benefits.

4. DELETION OF SECTION 9 OF THE EMPLOYMENT AGREEMENT. Section 9 of the Employment Agreement entitled “Excise Tax Gross-Up” is deleted in its entirety.

5. FULL FORCE AND EFFECT. Except as specifically amended herein, all other terms and conditions in the Employment Agreement shall remain unchanged and shall continue in full force and effect. From and after the date of this Third Amendment, any and all references to the Employment Agreement shall refer to the Employment Agreement as hereby amended.

6. MULTIPLE COUNTERPARTS. This Third Amendment may be executed in counterparts, each of which for all purposes is to be deemed an original, and both of which constitute, collectively, one agreement, but in making proof of this Third Amendment, it shall not be necessary to produce or account for more than one such counterpart.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed and delivered as of the date first above written.

ATRION CORPORATION

By:	/s/ David A. Battat
David A. Battat President and Chief Executive Officer

/s/ Emile Battat
EMILE A BATTAT

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